EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222245 on Form S-8 of Franklin Electric Co. Inc. of our report dated August 11, 2020 appearing in this Annual Report on Form 11-K of Headwater Companies, LLC 401(k) Plan for the year ended December 31, 2019.

/s/ Crowe LLP
Fort Wayne, Indiana
August 11, 2020